[Letterhead of White & Case LLP]

January 23, 2004

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") relating to (i) shares of common stock, par value $1.60 per share, of the Company (the "Common Shares"), together with preferred stock purchase rights (the "Rights") which, prior to the occurrence of certain events, will not be exercised or evidenced separately from the Common Shares, and (ii) warrants to purchase Common Shares (the "Common Stock Warrants"). The Common Shares and the Common Stock Warrants are collectively referred to herein as the "Securities". The Securities are being registered for issuance from time to time pursuant to Rule 415 under the Securities Act in connection with direct and indirect acquisitions by the Company of other businesses, properties or assets. The aggregate public offering price of the Securities being registered pursuant to the Registration Statement is $150,000,000.

     The Rights will be issued pursuant to a Rights Agreement, dated as of February 13, 2002, between the Company and Mellon Investor Services LLC, as rights agent, filed as Exhibit 4.1 to the Registration Statement. The Common Stock Warrants are to be issued pursuant to the terms of a Warrant Agreement (the "Common Stock Warrant Agreement"), in the form filed as Exhibit 4.2 to the Registration Statement, between the Company and a bank or trust company to be named by the Company (the "Common Stock Warrant Agent").

     Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

     1. With respect to the Common Shares, when (i) the issuance of the Common Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the recipients in exchange for their transfer of the relevant businesses, properties or assets to the Company, (x) the Common Shares will be validly issued, fully paid and nonassessable and (y) the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

     2. With respect to the Common Stock Warrants, when (i) the execution of the Common Stock Warrant Agreement pursuant to which the Common Stock Warrants are to be issued has been duly authorized by the Company and the Common Stock Warrant Agent, (ii) the Common Stock Warrant Agreement pursuant to which the Company Stock Warrants are to be issued has been duly executed and delivered by the Company and the Common Stock Warrant Agent, (iii) the issuance of the Common Stock Warrants, and the issuance of the Common Shares issuable upon exercise of the Common Stock Warrants, have been duly authorized by appropriate corporate action, (iv) the certificates representing the Common Stock Warrants have been duly executed by the Company and countersigned by the Common Stock Warrant Agent in accordance with the provisions of the Common Stock Warrant Agreement and duly delivered to the recipients thereof in exchange for their transfer of the relevant businesses, properties or assets to the Company, (v) the Common Stock Warrants are duly exercised, and the exercise price therefor paid, in accordance with the terms of the Common Stock Warrants and the Common Stock Warrant Agreement, and (vi) the certificates for the Common Shares issuable upon exercise of the Common Stock Warrants have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the persons entitled thereto upon such exercise, (x) the Common Stock Warrants will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and (y) the Common Shares issued upon exercise of the Common Stock Warrants will be validly issued, fully paid and nonassessable and the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Opinion" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ White & Case LLP

MSB:KIR:JKG